CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        We hereby consent to the use of our report, dated March
20, 2000, in this annual report on Form 10-KSB for Millennia
Automated Products, Inc.



/s/ DAVID COFFEY
David Coffey
Las Vegas, Nevada
March 24, 2000